Exhibit 99.1
Company Contact:
RELM Wireless
Timothy Vitou, President
(321) 984-1414

RELM Wireless Announces Kyle Cerminara
Appointed Chairman of the Board

Names Additional Directors to Board

WEST MELBOURNE, Florida -- March 17, 2017 – RELM Wireless (NYSE MKT: RWC), manufacturer of the BK Radio, today announced that Kyle Cerminara has been appointed Chairman of the Board to replace Tim O’Neil, who has resigned from the Board of Directors to pursue other opportunities.

Kyle Cerminara, Chairman of the Board and a representative of RELM Wireless’ largest shareholder Fundamental Global Investors commented, “We would like to thank Tim O’Neil for his eleven years of service on the Board of Directors of RELM Wireless. The company has benefited from Tim’s wealth of knowledge in the wireless communications industry and we are confident that Tim will remain a friend of the company.”

Tim O’Neil commented, “It has been a pleasure representing the investors of RELM Wireless. I would like to wish the new President, Tim Vitou and all of his staff the best.”

In addition, RELM Wireless named Charles Lanktree, Ryan Turner, John Struble and Michael Dill to the Board of Directors, effective immediately. These new Directors join General Gray Payne, Lewis Johnson and Kyle Cerminara on RELM Wireless’ slate of Directors to be elected at the 2017 annual shareholders meeting to be held in June 2017.

Lewis Johnson, Director of RELM Wireless and a representative of Fundamental Global Investors added, “We are very excited about the team we are building at RELM Wireless. The breadth and depth of experience that we have on the RELM Wireless’ Board of Directors positions the company very well for future growth and opportunities.”

About RELM Wireless

As an American manufacturer for 70 years, RELM Wireless is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM Wireless’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.